UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2018

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08. Shareholder Director Nominations

On August 22, 2018, the board of directors (the “Board”) of CytoDyn Inc., a Delaware corporation (the “Company”), determined that the Company’s 2018 annual meeting of stockholders will be held on October 17, 2018 and established September 12, 2018 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. The Company will publish additional details regarding time, venue and matters to be voted on at the meeting in its proxy materials to be distributed to stockholders in mid-September 2018.

The 2018 annual meeting of stockholders is more than 30 days from the first anniversary of the Company’s 2017 annual meeting of stockholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has extended, to September 10, 2018, the eligibility deadline for valid stockholder proposals to be included in the Company’s proxy materials. To be eligible for inclusion, a stockholder proposal must be properly submitted in accordance with the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission, to the following address:

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Attn: Secretary

As of the date hereof, the Company is not aware of any stockholder proposals that were properly submitted prior to the May 26, 2018 advance notice deadline previously disclosed to stockholders in accordance with the Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

August 23, 2018	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer